Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-251354 on Form S-3 and Registration Statement Nos. 3333-225387, 333-257368, 333-208381, 333-177168, 333-184543, and 333-197437 on Form S-8 of our reports dated March 13, 2024, relating to the financial statements of Cryoport, Inc. and the effectiveness of Cryoport, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Nashville, Tennessee

March 13, 2024